EXECUTION VERSION
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 13th day of June 2023, by and between HealthEquity, Inc., a Delaware corporation (the “Company”), and James M. Lucania (“Executive”).
W I T N E S S E T H :
WHEREAS, the Company desires to employ Executive and to to enter into this Agreement to embody the terms of such employment, and Executive desires to enter into this Agreement and to accept the terms and provisions of this Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:
Section 1.Definitions.
(a)“Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein.
(b)“Agreement” shall have the meaning set forth in the preamble hereto.
(c)“Annual Bonus” shall have the meaning set forth in Section 4(b) hereof.
(d)“Base Salary” shall mean the salary provided for in Section 4(a) hereof or any increased salary granted to Executive pursuant to Section 4(a) hereof.
(e)“Board” shall mean the Board of Directors of the Company.
(f)“Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder; (ii) willful failure or refusal by Executive to perform in any material respect Executive’s duties or responsibilities; (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group; (iv) embezzlement or fraud committed (or attempted) by Executive, at Executive’s direction, or with Executive’s prior actual knowledge; (v) Executive’s conviction of or pleading “guilty” or “ no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, an adverse impact on the performance of Executive’s duties to the Company or any other member of the Company Group or otherwise result in material injury to the reputation or business of the Company or any other member of the Company Group; (vi) any material violation by Executive of the policies of the Company, including but not limited to those relating to sexual harassment, insider trading, or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company; or (vii) Executive’s material breach of this Agreement or breach of the Non-Interference Agreement.
If, within ninety (90) days subsequent to Executive’s termination for any reason other than by the Company for Cause, the Company determines that Executive’s employment could have been terminated for Cause pursuant to subparts (i), (iii), (iv), or (v) of the preceding paragraph (the “Post-Termination Cause Determination”), Executive’s employment will be deemed to have been terminated for Cause for all purposes, and Executive will be required to disgorge to the Company all amounts received pursuant to this Agreement or otherwise on account of such termination that would not have been paid or payable to Executive had such termination been by the Company for Cause. Notwithstanding the foregoing, the Company may assert a Post-Termination Cause Determination if, and only if, the Board did not have actual knowledge of facts supporting its Post-Termination Cause Determination prior to the termination of Executive’s employment.
(g)“COBRA” shall mean Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code, and the rules and regulations promulgated under any of them.
(h)“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(i)“Commencement Date” shall have the meaning set forth in Section 2 hereof.
(j)“Company” shall have the meaning set forth in the preamble hereto.
(k)“Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company.
(l)“Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to senior executive officers of the Company Group.
(m)“Delay Period” shall have the meaning set forth in Section 13 hereof.
(n)“Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected and paid for by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
(o)“Executive” shall have the meaning set forth in the preamble hereto.
(p)“Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in Section 3 hereof such that Executive is no longer serving in a senior executive capacity for the Company, (ii) a material reduction in Base Salary set forth in Section 4(a) hereof or Annual Bonus opportunity set forth in Section 4(b) hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives as set forth in Section 4(a) hereof), (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than fifty (50) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term, in the event that the Board reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Board may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.
(q)“Non-Interference Agreement” shall mean the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A.
(r)“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(s)“Release of Claims” shall mean the Release of Claims in substantially the same form attached hereto as Exhibit B (as the same may be revised from time to time by the Company upon the advice of counsel).
(t)“Severance Benefits” shall have the meaning set forth in Section 8(g) hereof.
(u)“Severance Payment” shall have the meaning set forth in Section 8(d)(iv)
(v) “Severance Term” shall mean the twelve-month period following Executive’s termination by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason and Executive’s execution and non-revocation of the Release of Claims attached as Exhibit B to this Agreement.
(v)“Term” shall mean the period specified in Section 2 hereof.
Section 2.Acceptance and Term.
The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Term shall commence on or about September 6, 2023 (the “Commencement Date”) and shall continue until terminated in accordance with the provisions of Section 8 hereof (the “Term”).
Section 3.Position, Duties, and Responsibilities; Place of Performance.
(a)Position, Duties, and Responsibilities. During the Term, Executive shall be employed and serve as the Executive Vice President, Chief Financial Officer (together with such other position or positions consistent with Executive’s title as the Chief Executive Officer shall specify from time to time) and shall have such duties and responsibilities commensurate with such title. Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation. Executive shall report to the Chief Executive Officer.
(b)Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder or create a potential business or fiduciary conflict.
(c)Principal Place of Employment. Executive’s principal place of employment shall be in Executive’s home office in the Commonwealth of Pennsylvania, although Executive understands and agrees that Executive will be required to travel to the Company’s Draper, Utah headquarters and to other sites and locations as needed for business reasons.
Section 4.Compensation.
During the Term, Executive shall be entitled to the following compensation:
(a)Base Salary. Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than $575,000, with increases, if any, as may be approved in writing by the Compensation Committee; provided, however, that the foregoing shall not preclude the Company from reducing Executive’s Base Salary as part of an across-the-board reduction applicable to all similarly situated executives of the Company.
(b)Annual Bonus. Executive shall be eligible for an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year during the Term (the “Annual Bonus”). The target Annual Bonus for each fiscal year shall be 75% of Base Salary, which Executive will be eligible to earn pursuant to written annual bonus plans delivered to Executive from time to time; provided, however, Executive’s Annual Bonus for the Company’s Fiscal Year ending January 31, 2024 shall not be subject to pro ration. The Annual Bonus shall be paid to Executive at the same time as annual bonuses are generally payable to other senior executives of the Company, subject to Executive’s continuous employment through the payment date except as otherwise provided for in this Agreement.
(c)Initial Equity Award. Subject to Executive’s commencement of employment with the Company, Executive shall receive an initial equity award with a grant date fair market value of $4,500,000.00 (the “Initial Equity Award”). The Initial Equity Award has been approved by the Compensation Committee and will be granted on the date on which Executive’s employment with the Company commences. The Initial Equity Award will consist of time-based restricted stock units (“RSUs”), which RSUs will vest over four years, with 25% of the RSUs vesting on the one-year anniversary of the date of the grant and thereafter vesting quarterly on a pro rata basis on the first day of each following twelve calendar quarters.
(d)Annual Equity Awards. Executive shall be eligible for an annual equity award with a grant date fair market value of at least $3,500,000.00 (each, an “Annual Equity Award”), as ultimately and exclusively determined by the Compensation Committee in respect of each fiscal year beginning with the fiscal year ending January 31, 2025. Any Annual Equity Award will be granted in connection with the Company’s regular grant cycle and on such terms and conditions as may be determined exclusively by the Compensation Committee, and the terms of such grants shall be governed by the terms of the Company’s 2014 Equity Incentive Plan (or any successor equity-based plan), as well as separate award agreements in the standard forms utilized by the Company for similarly situated executives of the Company.
Section 5.Employee Benefits.
During the Term, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated executives of the Company. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated executives of the Company in accordance with the Company policy as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.
Section 6.Key-Man Insurance.
At any time during the Term, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.
Section 7.Reimbursement of Business Expenses.
During the Term, the Company shall pay (or promptly reimburse Executive) for documented, out-of-pocket expenses reasonably incurred by Executive in the course of performing Executive’s duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.
Section 8.Termination of Employment.
(a)General. The Term shall terminate earlier than as provided in Section 2 hereof upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, and (iv) a termination by Executive with or without Good Reason. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”
(b)Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:
(i)The Accrued Obligations;
(ii)Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, if any, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2½ months following the last day of the fiscal year in which such termination occurred; and

(iii)Subject to achievement of the applicable performance objectives for the fiscal year of the Company in which Executive’s termination occurs, as determined by the Compensation Committee, payment of the Annual Bonus that would otherwise have been earned in respect of the fiscal year in which such termination occurred, pro-rated to reflect the number of days Executive was employed during such fiscal year, such amount to be paid at the same time it would otherwise be paid to Executive had no termination occurred, but in no event later than the date that is 2½ months following the last day of the fiscal year of the Company in which such termination occurred.
Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(c)Termination by the Company with Cause.
(i)The Company may terminate Executive’s employment at any time with Cause, effective upon Executive’s receipt of written notice of such termination, provided that, to be effective, such written notice must be provided to Executive within sixty (60) days of the Board having actual knowledge of the occurrence of such event and further provided that, with respect to any Cause termination relying on clauses (ii), (vi), or (vii) of the definition of Cause set forth in Section 1(f) hereof, to the extent that such act or acts or failure or failures to act are curable, the Board shall provide Executive with written notice of the Company’s intention to terminate Executive with Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination with Cause is based and to provide Executive with ten (10) days to cure the particular act or acts or failure or failures to act (the “Cure Period”) and such termination shall be effective at the expiration of the Cure Period unless Executive has fully cured such act or acts or failure or failures to act that give rise to Cause during such Cure Period.
(ii)In the event that the Company terminates Executive’s employment with Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment with Cause, except as set forth in this Section 8(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(d)Termination by the Company without Cause. The Company may terminate Executive’s employment at any time without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability), Executive shall be entitled to:
(i)The Accrued Obligations;
(ii)Any unpaid Annual Bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2½ months following the last day of the fiscal year in which such termination occurred;
(iii)Subject to achievement of the applicable performance objectives for the fiscal year of the Company in which Executive’s termination occurs, as determined by the Compensation Committee, payment of the Annual Bonus that would otherwise have been earned in respect of the fiscal year in which such termination occurred, pro-rated to reflect the number of days Executive was employed during such fiscal year, such amount to be paid at the same time it would otherwise be paid to Executive had no termination occurred, but in no event later than the date that is 2½ months following the last day of the fiscal year of the Company in which such termination occurred;

(iv)So long as Executive has executed and not revoked the Release of Claims attached as Exhibit B to this Agreement, payment of a “Severance Payment” in an amount equal to continued payment of monthly Base Salary during the Severance Term, payable in accordance with the Company’s regular payroll practices.
(v)Notwithstanding any provision to the contrary in any stock option agreement or any equity plan maintained by the Company, all stock options held by Executive as of the date of Executive’s termination of employment shall remain exercisable until the earlier to occur of (a) the expiration date of such stock option and (b) the twelve (12) month anniversary of Executive’s termination; and To the extent permitted by applicable law without any penalty to Executive or any member of the Company Group and subject to (1) Company’s obligations under the American Rescue Plan Act of 2021 and (2) Executive’s election of COBRA continuation coverage under the Company’s group health plan and Executive’s payment of all COBRA continuation coverage insurance premiums, on the first regularly scheduled payroll date of each month of the Severance Term, the Company will reimburse Executive an amount equal to the “applicable percentage” of the monthly COBRA premium cost; provided, that the payments pursuant to this clause (vi) shall cease earlier than the expiration of the Severance Term in the event that Executive becomes eligible to receive any health benefits, including through a spouse’s employer, during the Severance Term and/or if Executive violates Executive’s obligations under the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A. If Executive violates Executive’s obligations under the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A then Company’s reimbursement of such COBRA premiums shall cease immediately upon Company’s determination that Executive has violated the obligations referenced in this sentence. If Executive becomes eligible to receive any health benefits, including through a spouse’s employer, during the Severance Term, Executive shall be required to notify Company of such within 15 days of Executive obtaining such alternate health insurance coverage. Upon receipt of such notification, Company shall cease providing Executive any further reimbursement of COBRA premiums. For purposes hereof, the “applicable percentage” shall be the percentage of Executive’s health care premium costs covered by the Company as of the date of termination. Amounts paid by the Company will be taxable to the extent required to avoid adverse consequences to Executive or the Company under either Section 105(h) of the Code or the Patient Protection and Affordable Care Act of 2010. At the end of the Severance Term, Executive shall receive no further reimbursement from the Company of any COBRA continuation coverage insurance premiums that Executive pays for the duration of the COBRA continuation period that Executive may be eligible for under applicable state and federal law.
So long as Executive has received the first monthly installment of the Severance Payment, notwithstanding the foregoing, the payments and benefits described in clauses (ii), (iii), (iv), (v) and (vi) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Non-Interference Agreement. Executive agrees that in the event Executive has breached the Non-Interference Agreement and Company has ceased making Severance Payments, that so long has Executive has received the first installment of the Severance Benefits, the Release of Claims attached as Exhibit B hereto shall remain in full force and effect notwithstanding the cessation of severance payments by Company as a result of Executive’s breach of the Non-Interference Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.
(e)Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason by providing the Company written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. Said notice shall state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Good Reason is based and shall provide the Company with a Cure Period (as defined in Section 8(c)(i) above), and such termination shall be effective at the expiration of the Cure Period unless the Company has fully cured such act or acts or failure or failures to act that give rise to Good Reason during such Cure Period. In the event of termination with Good Reason, Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits. So long as Executive has received the first monthly installment of the Severance Payment, notwithstanding the foregoing, the payments and benefits described in clauses (ii), (iii), (iv), (v) and (vi) of Section 8(d) above that would otherwise be due and owing under this Section (e) shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Non-Interference Agreement. Executive agrees that in the event Executive has breached the Non-Interference Agreement and Company has ceased making Severance Payments, that so long has Executive has received the first installment of the Severance Benefits, the Release of Claims attached as Exhibit B hereto shall remain in full force and effect notwithstanding the cessation of severance payments by Company as a result of Executive’s breach of the Non-Interference Agreement. Following such termination of Executive’s employment by the Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.
(f)Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.
(g)Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (b), (d), or (e) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of the Release of Claims attached as Exhibit B hereto (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, (i) to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day and (ii) to the extent that any of the Severance Benefits do not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following the date the Release of Claims is timely executed and the applicable revocation period has ended, after which, in each case, any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. For the avoidance of doubt, in the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on Executive’s behalf by Executive’s estate or a person having legal power of attorney over Executive’s affairs.
Section 9.Non-Interference Agreement.
As a condition of, and prior to commencement of, Executive’s employment with the Company, Executive shall have executed and delivered to the Company the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A and otherwise referenced to in this Agreement as the Non-Interference Agreement. The parties hereto acknowledge and agree that this Agreement and the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A shall be considered separate contracts, and the Confidentiality and Invention Assignment Agreement attached hereto as Exhibit A will survive the termination of this Agreement for any reason.
Section 10.Representations and Warranties of Executive.
Executive represents and warrants to the Company that—
(a)Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;
(b)Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and
(c)in connection with Executive’s employment with the Company, Executive has not used and will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.
Section 11.Taxes.
The Company may withhold from any payments made under this Agreement all applicable taxes, including, but not limited to, income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

Section 12.Set Off; Mitigation.
The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, and recoupment of amounts owed by Executive to any member of the Company Group; provided, however, that (i) prior to exercising any right of set-off, counterclaim, or recoupment, the Company shall provide Executive with written notice setting forth, in detail, the facts on which it relies to support its claim of set-off, counterclaim, or recoupment; (ii) to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment; and (iii) to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment or benefit provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 8(d)(vi) hereof, the amount of any payment or benefit provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.
Section 13.Additional Section 409A Provisions.
Notwithstanding any provision in this Agreement to the contrary—
(a)Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.
(b)Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code and each installment shall be treated as a separate payment.
(c)To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause (iii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.
(d)While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates (including, without limitation, the Company) be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14.Golden Parachute Tax Provision.
If there is a change in ownership or control of the Company that would cause any payment or distribution by the Company or any other Person or entity to Executive or for Executive’s benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) to be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest or penalties incurred by Executive with respect to such excise tax, the “Excise Tax”), then Executive will receive the greatest of the following, whichever gives Executive the highest net after-tax amount (after taking into account federal, state, local and social security taxes): (a) the Payments or (b) one dollar less than the amount of the Payments that would subject Executive to the Excise Tax (the “Safe Harbor Amount”).  If a reduction in the Payments is necessary so that the Payments equal the Safe Harbor Amount and none of the Payments constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), then the reduction shall occur in the manner Executive elects in writing prior to the date of payment.  If any Payment constitutes nonqualified deferred compensation or if Executive fails to elect an order, then the Payments to be reduced will be determined in a manner which has the least economic cost to Executive and, to the extent the economic cost is equivalent, will be reduced in the inverse order of when payment would have been made to Executive, until the reduction is achieved.  All determinations required to be made under this Section 14, including whether and when the Safe Harbor Amount is required and the amount of the reduction of the Payments and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by the Company (the “Accounting Firm”).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any determination by the Accounting Firm shall be binding upon Company and Executive.
Section 15.Clawback.
All payments made pursuant to this Agreement are subject to the “clawback” obligations of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Act, as may be amended from time to time, and any other “clawback” obligations pursuant to applicable law, rules, and regulations.
Section 16.Indemnification.
Executive shall be indemnified and held harmless pursuant to the terms and conditions set forth in that certain Indemnification Agreement, dated as of the date of this Agreement, by and between Executive and the Company, as may be amended from time to time (the “Indemnification Agreement”).
Section 17.Successors and Assigns; No Third-Party Beneficiaries.
(a)The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company or any direct or indirect division or subsidiary thereof to which Executive’s employment primarily relates, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, Executive’s consent will not be required in connection therewith.

(b)Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.
(c)No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 17(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 18.Waiver and Amendments.
Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
Section 19.Severability.
If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.
Section 20.    Arbitration of Disputes
Executive and the Company agree to utilize binding individual arbitration to resolve all disputes that might arise out of or be related in any way to Executive’s employment by the Company. Such disputes include, but are not limited to, claims Executive might bring against the Company for wrongful termination, discrimination, harassment, retaliation, breach of contract, wage and hour violations, and torts such as invasion of privacy, assault and battery, or defamation. Such disputes also include claims that the Company might bring against Executive such as, for example, theft of money or trade secrets, breach of a confidentiality agreement, or breach of a contract. Executive and the Company each specifically waive our respective rights to bring such claims against the other in a court of law and to have a trial by jury.
The only exceptions to binding arbitration shall be for claims arising under the National Labor Relations Act which are brought before the National Labor Relations Board, claims for medical and disability benefits under state workers’ compensation law, claims for unemployment insurance, or other claims that are not subject to arbitration under law. Company shall also have the right to seek a temporary restraining order and/or preliminary injunction to enforce the terms of Exhibit A of this Agreement until such time as an arbitrator can be appointed to assume jurisdiction of any dispute involving Exhibit A of this Agreement. Moreover, nothing herein shall prevent Executive from filing a charge or complaint with the United States Equal Employment Opportunity Commission or a similar state or local agency that allows me to file an administrative charge or complaint. Once the agency’s proceedings are completed, however, if Executive wishes to pursue the matter further Executive understands that Executive must do so under this Agreement.
Executive agreement to arbitrate claims against the Company includes claims Executive might bring against the Company’s parent, subsidiary, affiliated or client entities as well as against owners, directors, officers, managers, employees, agents, contractors, attorneys, benefit plan administrators, and insurers of the Company or of its parent, subsidiary, affiliated or client entities. Executive also agrees to arbitrate claims against any person or entity Executive alleges to be a joint employer with the Company.
Executive and the Company agree that any claims we might pursue against the other in arbitration under this agreement shall be brought in the individual capacity of Executive or the Company. This Agreement shall not be construed to allow or permit the consolidation or joinder of claims of other claimants, or to permit such claims to proceed as a class or collective action. No arbitrator shall have the authority under this Agreement to order any such class or collective action. Any dispute regarding the validity, scope or enforceability of this Agreement, or concerning the arbitrability of a particular claim, shall be resolved by a court, not by the arbitrator. Executive agrees to waive any substantive or procedural rights that Executive may have to bring or participate in an action brought on a class or collective basis.
If Executive wishes to bring a claim to arbitration under this Agreement, Executive understands that Executive must provide a written statement of Executive’s claim to the Head of the Company’s People Department. Executive understands that Executive has the right to be represented by an attorney in the arbitration of any claim under this agreement, but it is not required that Executive have an attorney. Executive further understands that Executive must present any claim in arbitration before the statute of limitations expires for that type of claim.
At the beginning of any arbitration process under this Agreement, Executive and the Company will need to select an arbitrator by mutual agreement. Such an arbitrator shall be a retired state or federal court judge in the state in which the dispute arose, or another qualified and impartial person that Executive and the Company decide upon. In the event we cannot agree on the selection of an arbitrator, Executive and the Company will select an alternative dispute resolution provider and request from that provider a list of an odd number of potential arbitrators. From that list we will alternatively strike arbitrators, with the Company going first, until one arbitrator is left. That arbitrator shall be the arbitrator who will hear our case. If Executive and the Company cannot agree on an alternative dispute resolution provider, an arbitrator will be appointed according to law.
Any arbitration proceeding under this Agreement shall proceed under and be governed by the Federal Arbitration Act, in conformity with the arbitration law of the state in which the dispute arose. In any arbitration proceeding under this Agreement, all rules of pleading under the Federal Rules of Civil Procedure, the Federal Rules of Evidence, and all rights to resolution of the dispute by means of motions for summary judgment or judgment on the pleadings shall apply and be observed unless Executive and the Company agree otherwise. The arbitrator shall have the immunity of a judicial officer from civil liability when acting in the capacity of an arbitrator, which immunity supplements any other existing immunity. Likewise, all communications during or in connection with the arbitration proceedings shall be privileged. The arbitrator’s award(s) shall include the arbitrator’s written reasoned opinion. Resolution of all disputes shall be based solely upon the law governing the claims and defenses pleaded, and the arbitrator may not invoke any basis (including but not limited to, notions of “just cause”) other than such controlling law.
The Company will pay the arbitrator’s fees and other costs relating to the arbitration forum, but Executive and the Company will be responsible for our own costs and for our attorneys’ fees should we choose to be represented by counsel, unless the arbitrator shifts one party’s costs and attorneys’ fees to the other party in accordance with applicable law.
If any term or provision or any portion of this arbitration provision is deemed invalid or unenforceable, it shall be severed and the remainder of this Agreement shall be enforceable. Under no circumstances shall this Agreement be construed to allow arbitration on a class, collective, or other similar basis, however.
Executive confirms that Executive has had time to read this arbitration of disputes provision and ask the Company’s representative any questions Executive had about the arbitration of disputes provision prior to signing this Agreement. Executive further confirms that Executive is signing this Agreement voluntarily and not under any duress or threat of negative consequences for not signing the Agreement.
EXECUTIVE’S SIGNATURE BELOW CONFIRMS THE FACT THAT EXECUTIVE HAS READ, UNDERSTANDS, AND VOLUNTARILY AGREES TO BE LEGALLY BOUND TO ALL OF THE ABOVE TERMS OF THIS SECTION 20. EXECUTIVE FURTHER UNDERSTAND THAT THIS SECTION 20 REQUIRES THE COMPANY AND EXECUTIVE TO ARBITRATE ANY AND ALL DISPUTES THAT ARISE OUT OF EXECUTIVE’S EMPLOYMENT, AND THAT EXECUTIVE AND THE COMPANY ARE GIVING UP OUR RIGHTS TO A TRIAL BY JURY.
Section 20.Governing Law and Jurisdiction.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

Section 21.Notices.
(a)Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
(b)Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.
Section 22.Section Headings.
The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.
Section 23.Entire Agreement.
This Agreement, together with any documents referenced within this Agreement and any exhibits attached hereto and Executive’s Indemnification Agreement, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive during the Term of this Agreement. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.
Section 24.Survival of Operative Sections.
Upon any termination of Executive’s employment, the provisions of Section 8 through 25 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.
Section 25.Counterparts.
This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.
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[Signatures to appear on the following page(s).]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
HEALTHEQUITY, INC.

/s/ Jon Kessler
By: Jon Kessler
Title: President & CEO

EXECUTIVE

/s/ James M. Lucania
James M. Lucania
[Signature Page to Employment Agreement]

Exhibit A
EMPLOYEE CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT
This Employee Confidentiality and Inventions Assignment Agreement (referred to as the “Agreement”) is entered into by and between HealthEquity, Inc., a corporation organized under the laws of the State of Delaware, and its successors, assigns, subsidiaries (including but not limited to WageWorks, Inc., and affiliated companies (collectively referred to as the “Company”) and the employee whose name and signature appear below (referred to as the “Employee”) as of the date indicated below, in regard to the following facts:
WHEREAS, as part of Employee’s employment with the Company, Employee has or will be exposed to and/or provided with trade secrets (hereinafter, “Trade Secrets”) and proprietary and confidential information (hereinafter, “Confidential Information”) relating to the operation of the Company’s business and its clients; and
WHEREAS, the Company wishes to protect its Trade Secrets and Confidential Information from unauthorized possession, use or disclosure, and to protect itself from unfair competition; and
WHEREAS, Employee acknowledges that a part of the consideration Employee is providing the Company in exchange for Employee’s employment, continued employment with the Company, being provided access to Trade Secrets and/or Confidential Information, and/or receipt of additional consideration to which Employee was not previously entitled and the sufficiency of which Employee acknowledges, including but not limited, to access to a sales incentive plan and/or additional sales training, is Employee’s agreement to maintain the secrecy of the Company’s Trade Secrets and Confidential Information in the manner provided herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereunto agree as follows:
1.Use and Protection of Confidentiality Information and Trade Secrets.
(a)Employee acknowledges and agrees that Employee’s employment with the Company creates a relationship of confidence and trust with the Company with respect to all of the Company’s Trade Secrets and Confidential Information. Therefore, all of the Company’s Trade Secrets and Confidential Information shall forever be maintained in confidence by Employee and used by Employee only to such extent as may be necessary in the ordinary course of performing services for the Company under this Agreement. Employee shall not at any time either during Employee’s term of employment or following the termination of Employee’s employment with the Company (whether voluntary or involuntary), without the prior written consent of the Company, reveal, disclose, divulge, publish, disseminate, communicate, use or employ for the benefit of Employee or others (including without limitation, any corporation, partnership, company, business, group, association, firm, trust, venture or entity other than the Company or any person not then employed by the Company) any Trade Secrets and/or Confidential Information except as provided in this Agreement for as long as the information is maintained as confidential by the Company. Notwithstanding the foregoing, this Paragraph does not prohibit or limit the right of Employee to discuss, debate and communicate with other employees of the Company regarding Employee’s workplace terms and conditions of employment, including wages. In addition, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
(b)Employee acknowledges and agrees that all Trade Secrets and Confidential Information developed, created or maintained by Employee, alone or with others, while Employee is employed by the Company, shall remain at all times the sole property of the Company, regardless of where such Trade Secrets and Confidential Information may be stored or maintained by Employee, including, without limitation, on any personal electronic or mobile device owned by Employee. Employee further acknowledges and agrees that all contact information of and all communications (including emails, text messages, and other private electronic messages) with the Company’s clients, prospective clients, suppliers, and vendors that Employee may come to possess during Employee’s employment with the Company shall remain the sole property of the Company even if Employee stores such information on Employee’s personal cell phone or electronic device, and Employee shall not take and fail to return such information after termination of Employee’s employment with the Company for any reason. Employee will be in breach of this Paragraph if Employee retains any such information on his/her personal cell phone or personal email account after Employee’s employment with the Company has ended. If Employee is issued any electronic device by the Company such as a smart phone, iPad, laptop computer, or external hard drive, if the Company has fully reimbursed Employee for the purchase of an electronic device, or if the Company is otherwise subsidizing the cost of Employee’s use of any personally owned electronic device, Employee agrees that they have no right to privacy with respect to any data that is stored on any such device, and no right to or expectation of privacy with respect to any Company-related data that is stored on any other device as the Company has the right to access all such devices at any time to retrieve or delete all Company-related data.
(c)Employee agrees to abide by Company’s Information Security Policy, People Handbook and other policies and procedures communicated to Employee from time to time regarding the use and protection of the Company’s Confidential Information and Trade Secrets. Employee further agrees and acknowledges that the Company has a property interest and right in protecting its Confidential Information that is separate and distinct from its property interest in Trade Secrets, and that such property interest in Confidential Information shall provide the basis for any and all remedies the Company shall have under the common law and unfair competition statutes in the event of Employee’s breach or attempted breach of Employee’s obligations under this Agreement with respect to Confidential Information regardless of whether such information constitutes a trade secret under applicable law. The Company’s separate property interest in its Confidential Information is based on this Agreement, and other applicable law. Employee hereby knowingly and voluntarily waives Employee’s right to plead, allege, argue, claim or raise as a defense in any legal proceeding that any claim by the Company arising out of or based on Employee’s breach or attempted breach of Employee’s obligations under this Agreement with respect to Confidential Information not constituting a trade secret under the law is preempted by any state’s Uniform Trade Secrets Act.
(d)Employee’s agreement not to use Trade Secrets and/or Confidential Information includes an agreement that Employee will not, directly or indirectly, use the Company’s Trade Secrets and/or Confidential Information to: (i) identify existing clients of the Company for Employee’s own personal benefit or the benefit of any other firm or entity; and/or (ii) otherwise unfairly compete with the Company. Employee shall not reverse engineer, decompile or disassemble any products, software or other materials containing any Trade Secrets and/or Confidential Information of the Company.
(e)Notwithstanding any provisions in this agreement or Company policy applicable to the unauthorized use or disclosure of trade secrets, Employee is hereby notified that, pursuant to the Defend Trade Secrets Act as contained in 18 U.S.C. § 1833, Employee cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Employee also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order provided the Employee’s actions are consistent with 18 U.S.C. § 1833.
(f)Definition of “Trade Secrets.” Employee acknowledges and agrees that, through Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the Company’s Trade Secrets. “Trade Secrets” mean information, including a formula, pattern, compilation, program, device, method, technique or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons or entities who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain it secrecy. The Company’s Trade Secrets include, but are not limited to, the following: “Confidential Information” as defined below that also qualifies as a trade secret under applicable state or federal law; the Company’s files and records regarding clients, prospective clients, independent contractors, subcontractors, vendors, and suppliers, such as contact information, terms of contracts, transactional history, and special needs that are not publicly disclosed or generally known to competitors; client lists and compilations of data about clients; prospective client lists and compilations of data about prospective clients; client profiles, needs, specifications, account history, habits, correspondence, and the identity and direct contact information of clients where such information is not generally available or ascertainable, including, without limitation, all information held in the Company’s Oracle and SalesForce.com customer relationship management tools; information and documents pertaining to analyses and forecasts of capacity and readiness to meet client needs; business plans and strategy; information and documents regarding research and development of the Company’s products and services); research and development of products and services that have not yet been publicly announced or launched by the Company; custom forms and documents created for internal use in conducting Company business; software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes); information about Company’s unique business processes, methods, systems and training techniques regarding the creation of, soliciting, selling, marketing, administration and providing of Company’s products and services regarding healthcare savings accounts and other consumer directed benefits administered by the Company, including health reimbursement arrangements, flexible spending accounts, retirement benefits, COBRA benefits and commuter benefits programs and related know how; financial and accounting information, such as budgets, cost, pricing, and billing information, estimating processes, revenues, and profit margins, targets, and forecasts; unpublished financial statements and internal metrics of business performance; and sales and marketing plans, strategies, programs, methods, and techniques. Employee acknowledges and agrees that the Company’s Trade Secrets are not generally known to the public or to the Company’s competitors, were developed or compiled at significant expense by the Company over an extended period of time, are the subject of the Company’s reasonable efforts to maintain their secrecy, and that the Company derives significant independent economic value by keeping its Trade Secrets a secret.
(g)Definition of “Confidential Information.” Employee acknowledges and agrees that, through Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the Company’s Confidential Information. “Confidential Information” means all information belonging to the Company, whether reduced to writing or in a form from which such information can be obtained, translated or derived into reasonably usable form, and whether the information is simply in Employee’s head, that has been provided to Employee during Employee’s employment with the Company and/or Employee has gained access to while employed by the Company and/or was developed by Employee in the course of Employee’s employment with the Company, that is proprietary and confidential in nature. The Company’s Confidential Information includes, but is not limited to, information believed by the Company to be a “Trade Secret” that ultimately does not qualify as such under applicable state or federal law but nonetheless was maintained by the Company as confidential, as well as other information maintained as confidential by the Company, including, but not limited to: client and prospective client information (including, but not limited to, the identities of the Company’s clients, the identities of contact persons and decision-makers at clients, client lists, prospective client lists, contact information, product and service pricing information, revenues from client accounts, purchasing habits and patterns, contract terms, contract expiration dates, client proposals and responses to RFP’s, negotiation histories, billing histories, personal and private information and data, correspondence, and any information about specific clients’ needs, pricing or service preferences, likes, and dislikes) , including, without limitation, all information held in the Company’s Oracle and SalesForce.com customer relationship management tools; information identifying persons and entities who previously purchased any products or services from the Company; information concerning the Company’s independent contractors, subcontractors, consultants, vendors, distributors, and suppliers (including lists of all the foregoing); plans and projections for business opportunities for new or developing business (whether pursued or not), including research and development of products and services that have not yet been announced or launched by the Company; sales terms or service plans; pricing information and cost data; profit margins; cost and price estimating methods and strategies; financial policies and procedures; accounting and billing information; information about Company’s unique business processes, methods, systems and training techniques regarding the creation of, soliciting, selling, marketing, administration and providing of Company’s products and services regarding healthcare savings accounts and other consumer directed benefits administered by the Company, including health reimbursement arrangements, flexible spending accounts, retirement benefits, COBRA benefits and commuter benefits programs and related know how; research and development plans or projects, data and reports; computer materials such as programs, instructions, source and object code, and printouts; formulas; inventions, developments, and discoveries; product testing information; data compilations; development databases; unpublished financial statements, budgets, and projections; information regarding the skills of employees or contractors of the Company; the protected health information and personally identifiable information of individuals, including employees and contractors of the Company; personnel files and employment-related records of the Company’s current and former employees (including, but not limited to, information related to the hiring, recruitment, retention, and separation of the Company’s current and former employees, as well as information related to their job duties, assignments, performance, discipline, promotions, compensation, benefits, leaves of absence, and medical files); the Company’s organizational structure and internal correspondence regarding personnel changes and internal reporting structures; sales and marketing strategies, forecasts, and techniques; sales and marketing strategies and the methods and systems used by the Company in soliciting, selling and providing its services and/or products to its clients; and the identities of the Company’s suppliers and contractors, and all information about those supplier and contractor relationships such as contact person(s), pricing and other terms. Additionally, Confidential Information includes private information of and/or about the Company’s clients or third parties that the Company collects, compiles and maintains, including without limitation credit information, social security numbers, addresses, phone numbers, protected health information, personally identifiable information, and other private data, whether or not the Company has a legal obligation to safeguard the privacy of such information under applicable state and federal law.
(h)Documents, materials, and devices that contain the Company’s Trade Secrets and Confidential Information may or may not be marked as “Confidential,” “Proprietary,” “Secret” or with other words or markings of similar meaning, and the failure of the Company or any other party to make such notations upon the physical embodiments of any Trade Secrets and/or Confidential Information shall not affect the status of such information as Trade Secret and/or Confidential Information.
(i)Notwithstanding anything to the contrary contained herein, the Company’s Trade Secrets and Confidential Information do not include any information that: (1) is already in the public domain or becomes available to the public through no breach by Employee of this Agreement; (2) was lawfully in Employee’s possession prior to disclosure to Employee by the Company; (3) is lawfully disclosed to Employee by a third party without any obligations of confidentiality attaching to such disclosure; or (4) is developed by Employee entirely on Employee’s own time without the Company’s equipment, supplies or facilities and does not relate at the time of conception to the Company’s business or actual or demonstrably anticipated research or development of the Company. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
2.Protected Health Information (“PHI”).
(a)For the purposes of this Agreement PHI is defined as “Health Information” that identifies, or there is a reasonable basis to believe it can be used to identify, the individual. PHI is individually identifiable health information created or received by a Covered Entity (certain group health plans, health care providers, and health care clearinghouses) or Business Associate which relates to past, present, or future health care or payment for health care. “Health Information” includes any information relating to the physical or mental health or condition of an individual, the health care provided to an individual, or payment for health care provided to an individual. “Business Associates” are service providers that perform a function or activity for or on behalf of a Covered Entity such as a TPA, attorney, broker, actuary, accountant, or consultant and data aggregation, management, administration, accreditation, and financial services.
(b)For purposes of Health Insurance Portability and Accountability Act of 1996 (HIPAA) coverage, PHI does not include employment records held by the employer in its role as employer (pre-employment drug screens, sick leave requests, fitness-for-duty examinations, ADA or FMLA records, and doctor’s note from employees). Subject to the provisions of this Agreement, Employee may use or disclose minimum necessary PHI to assist Company in administering consumer directed benefits, within the scope of Employee’s employment with Company. Employee may not use or disclose PHI for any other purpose, except as required by law or expressly permitted by Company in writing.
(c)If Employee is required by law to make a disclosure, Employee must first notify Company’s Legal and Privacy departments and cooperate with Company in order to make the disclosure, and so that Company can notify Company’s clients of the impending disclosure. Employee must immediately provide Company a record of all disclosures of PHI to third parties so that Company may maintain such records for six (6) years.
(d)To the extent Employee performs Employee’s duties from Employee’s home, Employee will cooperate with Company to implement reasonable administrative, physical, and technical safeguards to protect the confidentiality, integrity and availability of PHI that Employee creates, receives, maintains or transmits on Company’s behalf or on behalf of Company’s clients, and to prevent use or disclosure of PHI otherwise than as provided for by this Agreement.
(e)Employee will immediately report to Company any use or disclosure of PHI not provided for by this Agreement of which Employee becomes aware, including any security incident or breach of confidentiality of the information.
(f)Employee will comply with any additional restrictions required by Company’s clients concerning the use or disclosure of its PHI, if Company notifies Employee in writing of the restrictions (which Company may do by providing Employee with a copy of Company’s agreement with the client).
(g)Upon termination for any reason of the Employee’s employment with Company, Employee will return to Company or destroy all PHI, and Employee will retain no copies of it.
(h)Employee further agrees that Employee understands and will abide by the policies, rules, and regulations governing the privacy of clients’ information, including those under the HIPAA and Gramm-Leach-Bliley Act (P.L. 106-102). Employee agrees that Employee has a duty to ask questions about anything Employee does not understand.
3.Third Party Information. Employee understands that the Company has in the past received, and in the future may receive, from third parties confidential or proprietary information (hereinafter “Third Party Information”) subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after Employee’s employment with the Company, Employee will honor and comply with all obligations to protect and safeguard Third Party Information, will keep all such information received by Employee in the strictest confidence, and will not disclose it to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use it, except in connection with Employee’s work for the Company. Notwithstanding the foregoing, this Paragraph is not intended to have the purpose or effect of concealing details about alleged incidents or claims of discrimination, retaliation, or harassment.
4.Duty of Loyalty. Employee owes the Company a duty of loyalty. While employed by the Company, Employee agrees at all times to devote Employee’s best efforts to the business of the Company, to perform conscientiously all duties and obligations required or assigned, and not to usurp, for personal gain or for the gain of any other firm or business, any opportunities in the Company’s line of business or reasonably anticipated research and development, including, without limitation, by competing with the Company or attempting to engage in competitive activity relating to the Company’s line of business, in each case, on behalf of themselves or another third party. During Employee’s employment with the Company, Employee shall promptly and fully provide the Company with and disclose to the Company all information, ideas, improvements and recommendations relating to the Company’s business, line of business, or reasonably anticipated research and development, whether or not protectable by patent, copyright or other proprietary right, and whether or not they are made, conceived or reduced to practice during Employee’s employment with the Company, or using the Company’s facilities or data, of which Employee has knowledge, that could reasonably be considered to benefit the Company. Employee shall not usurp, for personal gain or the benefit of any other third party, any information which could reasonably be considered to benefit the Company that Employee learned, accessed, obtained or acquired during employment with the Company.
5.Competitor-Based Covenant Not to Compete. Executive agrees that for a period of one (1) year following the termination of Executive's employment for any reason (voluntary or involuntary), Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, or in any other individual or representative capacity, provide Executive’s services in any capacity to the following competitors of Company: Webster, United Healthcare / Optum, Fidelity, Bank of America, Millennium Trust / PayFlex, Conduent / BenefitWallet, WEX, Alegeus, Alight, Willis Towers Watson, Lively, Elevance Health, Voya, and Elevate.
6.Client Non-Solicitation Covenant.
(a)In order to further prevent the unauthorized disclosure and use of the Company’s Trade Secrets and Confidential Information and to protect the Company’s legitimate business interests and its substantial relationships with its clients, Employee agrees that, during Employee’s employment with the Company and for one (1) year following separation or cessation of Employee’s employment with the Company for any reason, whether voluntary or involuntary, Employee will not, in any capacity (including as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, or in any other individual or representative capacity), for Employee’s benefit and/or the benefit of any third party, solicit, encourage or induce any “Clients” or “Prospective Clients” to purchase or obtain “Products and/or Services” (as these terms are defined below).
(b)For purposes of this Agreement, “Products and/or Services” means any products or services that are the same as or substantially similar to those Employee offered, marketed, or provided on behalf of the Company in the one (1) year preceding the end of Employee’s employment with the Company.
(c)For purposes of this Agreement, “Clients” of the Company are individuals or businesses
i.that as of the date of the separation of Employee’s employment were current clients with a pending or ongoing transaction or other contractual or business relationship with the Company and/or with whom the Company closed a business transaction within one (1) year prior to the end of Employee’s employment with the Company, and
ii.with whom Employee had any “Material Contact” (as the term is defined below) on behalf of the Company in the one (1) year prior to the end of Employee’s employment with the Company.
(d)For purposes of this Agreement, “Prospective Clients” are individuals or businesses
i.whom Employee actively solicited, attempted to solicit or was planning and preparing to solicit on behalf of the Company for the purpose of providing or selling Products and/or Services but who had not transacted any business with the Company in the one (1) year preceding the termination of Employee’s employment with the Company, and
ii.with whom Employee had any “Material Contact” (as the term is defined below) on behalf of the Company in the one (1) year prior to the end of Employee’s employment with the Company
(e)For purposes of this Agreement, “Material Contact” is defined as any one or more of the following severable items:
i.Having a substantial or ongoing business relationship with the individual,

ii.having direct and substantive contact, business or other dealings with the individual (whether by phone, email, in person or other method of communication),
iii.having special influence over the individual or having earned the individual’s trust, loyalty or friendship in the course of communicating with the individual on behalf of the Company,
iv.closing one or more deals with the individual,
v.directly providing or selling any Products and/or Services to the individual,
vi.participating in or supporting the Company’s provision or selling of Products and/or Services to the individual,
vii.coordinating or supervising the Company’s business transaction(s) with the individual,
viii.directly and actively soliciting the individual on behalf of the Company (whereby active solicitation for purposes of this Agreement is intended to mean having substantive contact with the individual decision-maker for the purpose of offering to sell or provide Products and/or Services, including meetings with the individual and submitting quotes, bids, proposals, estimates, and other work product as part of a proposal, pitch or presentation to the individual),
ix.participating in or supporting the Company’s active solicitation of the individual, or
x.receiving, accessing, compiling, obtaining or acquiring Confidential Information and/or Trade Secrets of the Company that pertain specifically to the individual or business client in the course of Employee’s work for the Company.
7.Non-Recruiting Covenant. Employee acknowledges and agrees that the Company has invested substantial time and effort in assembling its present personnel, consultants, and independent contractors, and that, as a result of Employee’s employment with the Company, Employee will become privy to and familiar with the Company’s personnel, consultants, independent contractors, recruiting practices and strategies, human capital, and talent. Therefore, to the extent permitted by applicable law, Employee agrees that during Employee’s employment with the Company and for one (1) year following Employee’s termination of employment with the Company, whether voluntary or involuntary, Employee will not directly or indirectly solicit or attempt to solicit, recruit or attempt to recruit, or otherwise aid or abet any third party in soliciting or recruiting, or induce or attempt to induce, any person who is at the time of being recruited or solicited a current employee, consultant or independent contractor of the Company with whom Employee worked or had contact or about whom Employee received or accessed any Confidential Information or Trade Secrets at any time during the last two (2) years of Employee’s employment with the Company, or induce or attempt to induce any such employee, consultant or independent contractor of the Company to terminate or cease employment or other relationship with the Company or to work for or with any business that competes with the Company. Notwithstanding the foregoing, nothing in this Paragraph shall prevent Employee from receiving and considering any application or proposal from any employee, consultant or independent contractor of the Company that is not solicited by Employee or on Employee’s behalf.
8.Assignment of Interest in Inventions.
(a)Employee agrees that any and all inventions, works of authorship, copyrightable works in any medium of expression, software (including both object and source code), utility models, database rights, formulas, ideas, discoveries, designs and design improvements, methods, processes, manufacturing techniques, trade secrets, mask works, moral rights, know-how, and all other intellectual property, whether or not patentable or registrable under patent, copyright or similar laws (including, without limitation, developments and derivative works with respect to any of the foregoing, and any other forms of technology), and any and all rights and benefits resulting therefrom (collectively referred to herein as “Inventions”), that are made, created, developed or reduced to practice by Employee solely or jointly with others during the term of Employee’s employment with the Company and that (1) are made with the Company’s equipment, supplies, facilities, trade secrets, or time (including through use of the Company’s internet or VPN or any of its computers, networks, and electronic systems) or (2) relate, at the time of conception or of reduction to practice, to the business of the Company or the Company’s actual or demonstrably anticipated research or development, or (3) result from any work performed by Employee for the Company or result from the use of premises owned, leased or otherwise used or acquired by the Company, shall belong to the Company and are referred to as “Assigned Inventions,” and Employee agrees and promises to irrevocably and permanently assign and hereby irrevocably and permanently assigns any and all rights in such Inventions to the Company or its designee.
(b)Employee will not, without the Company’s prior written approval, during or after Employee’s employment with the Company, design, disclose, create or in any other way use or exploit any Inventions that are identical or substantially similar to any Assigned Inventions to or for any third party.
(c)Employee agrees that any Inventions made by Employee solely or jointly with others, made after the date that this Agreement terminates, that are based on the Company’s Trade Secrets, shall belong to the Company and be considered Assigned Inventions, and Employee promises to assign any and all rights in such Inventions to the Company or its designee. For the purposes of this Agreement, an Invention is based on the Company’s Trade Secrets if the invention incorporates any such secrets in design or principal. For the purpose of this Agreement, an Invention is deemed to have been made during the Employee’s period of employment if the Invention was conceived or actually first reduced to practice during that period.
(d)Employee also agrees that the Company shall have the right to keep any Assigned Inventions covered by this Agreement as trade secrets, and Employee agrees not to disclose such Assigned Inventions to any third parties except as specifically authorized by the Company.
(e)Employee agrees to assign to the Company or its designee all rights in any other Assigned Inventions made by Employee as required to grant those rights to the United States government or any of its agencies.
(f)Moral Rights. Any assignment to Company of Inventions includes all non-economic rights that Employee may have with respect to such Inventions, including rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
(g)Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Employee (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and Employee, the records are and will be available to and remain the sole property of Company at all times.
(h)Notwithstanding any provision of this Paragraph 8 or its subparts, Employee shall not be required to assign, nor shall Employee be deemed to have assigned, any of Employee’s rights in any inventions, that Employee develops entirely on Employee’s own time without using the Company’s equipment, supplies, facilities, or trade secrets, except for inventions that either (1) relate, at the time that the invention is conceived or reduced to practice, to the Company’s business or to actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by Employee for the Company.
(i)In order to permit the Company to claim rights to which it may be entitled, upon Company’s request Employee agrees to disclose to the Company in confidence (1) all Inventions that Employee makes, either solely or jointly with others, during the term of Employee’s employment, and (2) all patent applications filed by Employee during, or within one (1) year after termination of Employee’s employment. Employee also agrees to submit to a reasonable and confidential review process under which the Company may determine such issues as may arise under this Agreement.

(j)Employee shall assist the Company in applying for, prosecuting, obtaining or enforcing any and all patents, copyrights or other right or protection relating to any Assigned Inventions, designs, improvements, and discoveries deemed patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters of patent, to vest the Company with full and extensive titles to those patents and/or copyrights, and to protect the same against infringement by others, from, during and after the termination of this Agreement. In the event that assistance of the Employee is needed after the termination of this Agreement, Employee will be paid for that assistance at the hourly rate he/she earned when this Agreement terminated.
(k)If the Company is unable to secure Employee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Assigned Invention, whether due to Employee’s mental or physical incapacity or any other cause, Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee’s Agent and Attorney-In-Fact, to act for and in Employee’s behalf to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections, with the same force and effect as if executed and delivered by Employee.
(l)Employee acknowledges that except as identified by Employee in Exhibit A of this Agreement, there are no inventions, original works of authorship, developments, improvements, and trade secrets that were made by Employee prior to becoming employed by the Company (collectively, “Prior Inventions”) that belong to Employee, may relate to the Company’s current or reasonably anticipated business, products or research and development, and are not assigned to the Company. If Employee has any interest in any Prior Inventions, Employee must disclose what they are in Exhibit A prior to executing this Agreement. If Employee does not list any Prior Inventions in Exhibit A, then Employee agrees and represents that there are no such Prior Inventions. If, during Employee’s employment with the Company, Employee incorporates into a Company product or process a Prior Invention listed in Exhibit A that is owned by Employee or in which Employee has an interest, Employee agrees that the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.
(m)Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee’s employment with the Company and which are eligible for copyright protection are “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).
9.Reasonableness of Restrictive Covenants. Employee acknowledges that Employee has carefully read and considered Paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 of this Agreement and agrees that the restrictions set forth therein are fair and reasonable, are supported by valid consideration, and are reasonably required to protect the legitimate business interests of the Company. Employee acknowledges and agrees that the restrictions herein do not and will not interfere with or unduly limit Employee’s ability to obtain suitable alternative employment following termination of employment. By employing or continuing to employ Employee, the Company is relying on Employee’s representation in this Paragraph. Accordingly, Employee agrees that Employee shall be legally estopped from taking any position in any proceeding or forum that is inconsistent with this Paragraph.
10.Prior Agreements, Relationships and Commitments.
(a)Except as disclosed in the form attached hereto as Exhibit B, Employee represents and warrants that Employee has no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent Employee from performing any of Employee’s obligations to the Company under this Agreement or would otherwise prevent Employee from performing Employee’s job duties while employed by the Company.
(b)Employee will not disclose and has not disclosed to the Company and will not use, or induce the Company to use, any trade secrets or confidential information of others. Employee represents and warrants that Employee has returned all property, trade secrets and confidential information belonging to others and is not in possession of any such property, confidential information or trade secrets. Employee has not and will not bring onto the premises of the Company or transfer to any of the Company’s computers, servers or systems any confidential or proprietary document of any other employer, person or entity unless consented to in writing by such employer, person or entity.
(c)Employee agrees to indemnify, defend and hold harmless the Company and its officers, directors and employees from any and all claims, damages, costs, expenses or liability, including reasonable attorney’s fees incurred in connection with or resulting from any breach or default of the representations and warranties contained in this Paragraph.
(d)Employee covenants that Employee will not hereafter enter into any covenants or agreements or undertake any other acts that conflict with the representations and warranties contained in this Paragraph.
11.Termination of Employment. If Employee’s employment with the Company is terminated for any reason, whether voluntarily or involuntarily, Employee shall promptly:
(a)Inform the Company of and deliver to the Company all records, files, electronic data, documents, plans, reports, books, notebooks, notes, memoranda, correspondence, contracts and the like in Employee’s possession, custody or control that contain any of the Company’s Trade Secrets or Confidential Information which Employee prepared, used, or came in contact with while employed by the Company;
(b)inform the Company of and deliver to the Company all records, files, electronic data, documents, plans, reports, books, notebooks, notes, memoranda, correspondence, contracts and the like in Employee’s possession, custody or control that pertain in any way to the business of the Company and which Employee prepared, used, or came in contact with while employed by the Company;
(c)deliver to the Company all tangible property in Employee’s possession, custody or control belonging to the Company, including, but not limited to, key cards, office keys, cell phone, pagers, personal digital assistants, external hard drives, thumb drives, zip drives, laptop computers and desktop computers;
(d)if Employee had used any personal electronic device in connection with Company business, including any personal desktop computer, laptop computer, thumb drive, zip drive, and/or external hard drive, allow a Company representative to inspect such device(s) to determine whether any of the Company’s Trade Secrets and/or Confidential Information reside on said device and to remove any such Trade Secrets and/or Confidential Information; and
(e)participate in an exit interview and accurately and completely fill out and sign the Certificate of Compliance Post-Termination attached hereto as Exhibit C.
12.Injunctive Relief. Employee acknowledges and agrees that if the Company’s Trade Secrets and/or Confidential Information were disclosed to a competing business or used in an unauthorized manner as provided herein, such unauthorized disclosure or use would cause immediate and irreparable harm to the Company and would give a competing business an unfair business advantage against the Company for which the Company may not have an adequate remedy at law. Employee further acknowledges that because of the nature of the Company’s business and the subject matter of this Agreement, a breach or attempted breach of Paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 of this Agreement will cause substantial injury to the Company for which money damages alone may not provide an adequate remedy. As such, Employee agrees that the Company shall be entitled to any proper injunction, including but not limited to temporary, preliminary, final injunctions, temporary restraining orders, and temporary protective orders, to enforce Paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 of this Agreement in the event of breach or threatened breach by Employee, in addition to any other remedies available to the Company at law or in equity. The restrictive covenants contained in this Agreement are independent of any other obligations between the parties, and the existence of any other claim or cause of action against the Company is not a defense to enforcement of said covenants by injunction. Employee agrees that in connection with any application for injunctive relief, discovery shall be conducted on an expedited basis even without a court order permitting or granting leave to conduct expedited discovery, and both parties hereby waive the right to request posting of a bond by the party requesting injunctive relief. Employee further agrees that Employee shall not, in any proceeding involving it, relating to the enforcement of Paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 of this Agreement, raise the defense that the Company has an adequate remedy at law.
13.Assignment. This Agreement, including all rights and assignments granted by Employee under this Agreement, is assignable by the Company, including, without limitation, to any affiliate of the Company or any entity with which, or into which, the Company may be merged or which may succeed to its assets or business, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by such successors or assigns with the necessity that this Agreement be re-signed at the time of such assignment. Employee shall not assign or delegate any rights or obligations under this Agreement to any other person or entity, including, without limitation, by operation of law, merger, sale of all or substantially all of Employee’s assets or otherwise.
14.Notice to Third Parties. Employee authorizes the Company to provide a copy of this Agreement to third parties, including, but not limited to, Employee’s subsequent, anticipated, or possible future employers or any other business or entity that Employee may join in the future, and to notify such employers or entities of Employee’s rights and obligations under this Agreement.
15.Attorneys’ Fees. Employee and the Company agree that in any legal proceeding undertaken to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to reimbursement of its actual costs and expenses, including without limitation its reasonable attorneys’ fees and expenses.
16.Employment. Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment with the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate Employee’s employment at any time, with or without cause, with or without notice.
17.Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.
18.Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party, and shall be deemed to have been drafted by both parties. Captions are used for reference purposes only and should be ignored in the interpretation of this Agreement. The Recitals referenced at the beginning of this Agreement are hereby incorporated by this reference into this Agreement as material terms of this Agreement.
19.Tolling and Suspension. In the event of a breach by Employee of any restrictive covenant contained in this Agreement, the running of the period of restriction shall automatically be tolled and suspended for the amount of time the breach continues, and shall automatically commence when the breach is remedied so that the Company shall receive the benefit of Employee’s compliance with the terms and conditions of this Agreement.
20.Severability and Judicial Modification. Each provision of this Agreement is intended to be severable. If any court of competent jurisdiction determines that one or more of the provisions of this Agreement, or any part thereof, is or are invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Agreement, and this Agreement shall be given full force and effect while being construed as if such invalid, illegal or unenforceable provision had not been contained within it. If the scope of any provision in this Agreement is found to be too broad to permit enforcement of such provision to its full extent, Employee consents to judicial modification of such provision and enforcement to the maximum extent permitted by law.
21.Choice of Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the state of Utah without giving effect to the principles of conflict of laws. Subject to any applicable arbitration agreement, the parties agree that any action or proceeding to enforce or arising out of this Agreement must be commenced in the foregoing state. The parties consent to the exclusive personal jurisdiction of the state and federal courts and arbitrators located in the foregoing state for any dispute arising out of or relating to this Agreement, agree that venue will be proper in such courts or in front of such arbitrators, and waive any objections based upon forum non conveniens. The choice of forum set forth in this Paragraph shall not be deemed to preclude the enforcement of any action under this Agreement in any other jurisdiction.
22.Counterparts and Facsimile/Digital Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an executed Agreement and each of which shall be deemed to be one and the same instrument. A facsimile or digital signature shall be treated as an original signature for all purposes.
[Remainder of the Page Intentionally Left Blank]

23.Entire Agreement. This is the entire agreement between the Company and Employee regarding the secrecy, use and disclosure of the Company’s Trade Secrets and Confidential Information and this Agreement supersedes any and all prior agreements regarding these issues. No other agreement, statement, or promise as to any matter addressed in this Agreement shall be binding or valid. This Agreement cannot be orally modified. Any amendment or modification to this Agreement must be in writing, signed by Employee and a duly authorized representative of the Company. This Agreement consists of a series of separate restrictive covenants, all of which shall survive and be enforceable in law and/or equity after Employee’s termination or cessation of employment.
The undersigned acknowledges that he/she has read and understood this Agreement, and that he/she signs this Agreement intending to be bound by its terms as of the date indicated below.

                        Accepted and agreed to:
___________________________________        HealthEquity, Inc., a Delaware corporation
Employee’s Signature

____James M. Lucania____________            By:___________________________________
Employee’s Printed Name                 ____________________, _______________
                                Printed Name        Title

Date:_____________________________        Date:__________________________________

EXHIBIT A
EMPLOYEE’S PRIOR INVENTIONS
I represent and warrant that, except for the following, there are no inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to becoming employed by the Company (collectively, “Prior Inventions”) that belong to me, that may relate to the Company’s current or reasonably anticipated business, products or research and development, and that I have not assigned to the Company.
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________

Date: _________________            ____________________________________
                            Employee’s Signature

EXHIBIT B
PRIOR AGREEMENTS, RELATIONSHIPS AND COMMITMENTS
I represent and warrant that, except as disclosed below, I have no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent me from performing any of my obligations to the Company under this Agreement, or would otherwise prevent me from performing my job duties while employed by the Company (if none, so state):
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________

Date: _________________            ____________________________________
                            Employee’s Signature

EXHIBIT C
CERTIFICATE OF COMPLIANCE POST TERMINATION
(To be executed at time of termination only)
I hereby certify that I have complied with and will continue to comply with all the terms of the Employee Confidentiality and Inventions Assignment Agreement (the “Agreement”), which I signed. All capitalized terms used but not defined in this certificate will have the meanings ascribed to them in the Agreement.
I further certify that I do not have in my possession, nor have I failed to return to the Company, any Trade Secrets, Confidential Information or PHI or copies of such information, or other documents or materials, equipment, or other property belonging to the Company. Furthermore, I have not sent or transferred any Trade Secrets, Confidential Information or PHI or copies of such information, or other documents or materials, equipment, or other property belonging to the Company outside of the Company.
I further certify that I will not retain any electronic, written or other tangible material containing any information concerning or disclosing any of the Company’s Trade Secrets, Confidential Information or PHI.
I agree that, in compliance with the Agreement, I will preserve as secret all of the Company’s Trade Secrets, Confidential Information or PHI, and I will not participate in the unauthorized use or disclosure of the Company’s Trade Secrets or Confidential Information.
On termination of my employment with the Company, I will be employed by _________________ ________________________________________ and will be working in connection with the following projects or matters:
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________

Date: _________________            ____________________________________
                            Employee’s Signature
                 (To be executed at time of termination only)

Exhibit B
RELEASE OF CLAIMS
As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.
For and in consideration of the Severance Benefits (as defined in my Employment Agreement, dated [______________], with HealthEquity, Inc. (such corporation, the “Company” and such agreement, my “Employment Agreement”)), and other good and valuable consideration, I, [___________], for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge each of the Company, and its respective direct and indirect parents, subsidiaries and affiliates, and their respective successors and assigns, together with their respective current and former officers, directors, partners, members, shareholders, employees, and agents (collectively, and with the Company, the “Group”), from any and all claims, debts, promises, agreements, demands, causes of action, attorneys' fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement, or arising out of or in connection with Employee's employment by and termination from the Employer or any affiliate of the Employer. This total release includes, but is not limited to, all claims arising directly or indirectly from Employee's employment with the Employer and the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, state or local law; causes of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity; and any claims for violation of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the California and Federal Family and Medical Leave Acts, section 503 of the Rehabilitation Act of 1973, the Employee Retirement Income Security Act, as amended, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 (the “ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act of 1988, and the Equal Pay Act of 1963, the anti-discrimination provisions of the Occupational Safety and Health Act and the Mine Safety and Health Act; the Families First Coronavirus Response Act; Utah Antidiscrimination Act; Utah Minimum Wage Act; Utah Occupational Safety and Health Act; claims for discrimination or retaliation under any state or municipal non-discrimination law; the common law of the State of Utah and all other states; claims of discharge in violation of a substantial public policy of the State of Utah or any other state or the federal government or any other federal, state or local statute, regulation or ordinance or common law claim relating to discrimination in employment or otherwise regulating the employment relationship, or regulating the health or safety of the workplace or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, sexual orientation, or any other class protected under applicable law.or any other facts, transactions or occurrences relating to my employment with the Company. I intend this Release contained herein to be a general release of any and all claims to the fullest extent permissible by law and for the provisions regarding the release of claims against the Group to be construed as broadly as possible, and hereby incorporate in this release similar federal, state or other laws, all of which I also hereby expressly waive.

I understand and agree that claims or facts in addition to or different from those which are now known or believed by me to exist may hereafter be discovered, but it is my intention to fully and forever release, remise and discharge all claims which I had, may have had, or now have against the Group, whether known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent, without regard to the subsequent discovery or existence of such additional or different facts. Without limiting the foregoing, by signing this Release, I expressly waive and release any provision of law that purports to limit the scope of a general release.
I acknowledge and agree that as of the date I execute this Release, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraphs.
By executing this Release, I specifically release all claims relating to my employment and its termination under the ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.
Notwithstanding any provision of this Release to the contrary, by executing this Release, nothing in this Release shall be a waiver of: (i)  my rights arising out of breach of this Release; (ii) my rights with respect to payment of the Severance Benefits; (iii) my right to accrued, vested benefits due to terminated employees under any employee benefit plan of the Company or any other member of the Company Group in which I participated (excluding any severance or similar plan or policy), in accordance with the terms thereof (including my rights to elect continued medical and health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985); (iv) any claims that cannot be waived by law; (v) my right to indemnification, advancement and reimbursement of legal fees and expenses, and directors and officers liability insurance, as provided by, and in accordance with the terms of, applicable law, the Company’s governing documents or any Indemnification Agreement between myself and the Company; (vi) any rights or claims under the ADEA challenging the knowing and voluntary nature of this Release or that may arise after the date that I execute this Release; or (vi) my rights as a stockholder of the Company.
I acknowledge and agree that as of the date of this Release, I have reported all accidents, injuries or illnesses relating to or arising from my employment with the Company or the Company Group and that I have not suffered any on-the-job injury or illness for which I have not yet filed a claim.
I expressly acknowledge and agree that I –
Am able to read the language, and understand the meaning and effect, of this Release;
Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;
Understand that, by entering into this Release, I do not waive rights or claims under the ADEA that may arise after the date I execute this Release;

Had or could have had [twenty-one (21)][forty-five (45)]1 calendar days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
Have seven (7) days to revoke my signature to the Release, which revocation period is not waivable, and which revocation must be received by the Company’s General Counsel by no later than the end of the 7-day revocation period;
Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;
Was advised to consult with my attorney regarding the terms and effect of this Release; and
Have signed this Release knowingly and voluntarily.
I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under the ADEA or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the “EEOC”) or similar state agency; provided, however, that if the EEOC or similar state agency were to pursue any claims relating to my employment with the Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and Section 8 of my Employment Agreement will control as the exclusive remedy and full settlement of all such claims by me.
Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days immediately following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its General Counsel. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that this Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) calendar day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Group will have any obligations to pay me the Severance Benefits.
1    To be selected based on whether applicable termination was “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967).

The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE RESOLVED PURSUANT TO THE ARBITRATION OF DISPUTES PROVISION CONTAINED IN SECTION 20 OF THE EMPLOYMENT AGREEMENT TO WHICH THIS RELEASE OF CLAIMS IS AN EXHIBIT THERETO. [
Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement.
I, __________________, have executed this Release of Claims on the date set forth below:
____________________________
[_______________]
Date:
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